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                                                                      Exhibit 99


NEWS RELEASE

FOR IMMEDIATE RELEASE


                       COMMUNITY INDEPENDENT BANK, INC.
                          SHAREHOLDERS APPROVE MERGER

     (BERNVILLE, PA -- November 30, 2000) - Community Independent Bank, Inc. (AMEX: INB), parent company of Bernville Bank, N.A., today announced that its shareholders have approved the merger of Community Independent Bank, Inc. into National Penn Bancshares, Inc.

     The Board of Governors of the Federal Reserve System and the Pennsylvania Department of Banking approved the merger in early November. Closing is currently anticipated to occur on January 3, 2001.

     After completion of the merger, Bernville Bank is to be merged into National Penn Bank, one of National Penn's banking subsidiaries, as part of National Penn Bank's Berks County Division. The Bank merger is subject to approval by the Office of the Comptroller of the Currency. An application seeking this approval is currently pending before the OCC.


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